SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2003

Greater Bay Bancorp

(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

Commission file number: 0-25034

2860 West Bayshore Road

Palo Alto, California 94303

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.    Other Events.

On March 5, 2003, Greater Bay Bancorp (the “Company”) issued a press release, which provided an update on regulatory matters and performance guidance for 2003. The title and paragraphs 1 and 9 through 11 of the press release, which appear as part of Exhibit 99.1, are filed and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated March 5, 2003 re update on regulatory matters and performance guidance

Item	9. Regulation FD Disclosure

Paragraphs 2 through 8 (including bullet points under the headings “2003 Earnings Per Share Guidance” and “2003 Key Business Drivers”) of the press release appearing in Exhibit 99.1 are not filed but are furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp
(Registrant)

Dated:	March 5, 2003	By:	/s/ LINDA M. IANNONE
Linda M. Iannone Senior Vice President and General Counsel

Exhibit Index

99.1	Press Release dated March 5, 2003 re update on regulatory matters and performance guidance